EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 33-21393, 33-53565, 333-78631, 333-78633, 333-70772, 333-146673, 333-152552, 333-133073, 333-158285, 333-165567, 333-188342, 333-217723 and 333-225111) on Forms S-8 of our reports dated February 25, 2022, with respect to the consolidated financial statements of The Brink’s Company and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Richmond, Virginia
February 25, 2022